                      SUPPLEMENT NO. 4 DATED JUNE 5, 1997
                      TO PROSPECTUS DATED APRIL 29, 1996
                        RELATING TO 1,814,632 SHARES OF
                         RENAL TREATMENT CENTERS, INC.
                         COMMON STOCK, $.01 PAR VALUE


     All capitalized terms used but not defined herein shall have the meanings prescribed in the Prospectus dated April 29, 1996, as supplemented by Supplement No. 1 dated May 17, 1996, Supplement No. 2 dated December 11, 1996 and Supplement No. 3 dated May 21, 1997, forming a part of Form S-3 Registration Statement No. 333-3716.

     The Dudley S.J. Seto Revocable Trust Dated 11/19/80, a Selling Stockholder, has transferred by gift an aggregate of 3,000 shares of Common Stock beneficially owned by it and covered by the Prospectus to the Selling Stockholders identified below. Other than the Selling Stockholders listed below who are identified as employees of the Company, there is no relationship between any of the Selling Stockholders identified below and the Company.


                                 Number of Shares
                               That May Be Offered
Name                              Hereunder (1)
----                              -------------
Loretta Abe (2)                       1,000
Natividad Dahilig (2)                 1,000
Elenita Villanueva                    1,000

-------------


(1) Constitutes less than 1% of the outstanding shares of Common Stock with respect to each Selling Stockholder listed, based upon the 24,973,035 shares of Common Stock outstanding as of May 8, 1997.

(2)  Employee of the Company.